EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference, in this Annual Report on Form 10-K of ScripsAmerica, Inc. for the year ended December 31, 2012, of our report dated March 21, 2012 included in its Annual Report on Form 10-K filed on March 22, 2012 relating to the financial statements of ScripsAmerica, Inc. as of and for the years ended December 31, 2011 and 2010.

/s/ RAICH ENDE MALTER & CO. LLP

RAICH ENDE MALTER & CO. LLP

New York, New York

April 12, 2013